UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2012

PERVASIP CORP.
(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, NY 10601
 (Address of principal executive offices)

(914) 620-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 23, 2012 through August 23, 2012, Pervasip Corp. (the “Company”) issued 16,332,911 shares of its common stock to retire debt in the aggregate amount of $111,588.

On August 24, 2012, the Company issued 5,000,000 shares of common stock in exchange for marketing services.  As of the date hereof, the total outstanding amount of common shares is 188,551,265.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On August 21, 2012, the Company filed an amendment to the Company’s articles of incorporation with the State of New York to increase the Company’s authorized common stock from two hundred and fifty million (250,000,000) to four hundred million (400,000,000) shares of common stock, par value $0.001 per share.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

     3.1*               Amendment to the Articles of Incorporation, dated August 21, 2012

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: August 24, 2012	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer